Exhibit 10.3

WALTER INDUSTRIES
EXECUTIVE DEFERRED COMPENSATION
AND
SUPPLEMENTAL RETIREMENT PLAN

AMENDED & RESTATED
AS OF
JANUARY 1, 2005

WARD ROVELL

TAMPA, FL

WALTER INDUSTRIES
EXECUTIVE DEFERRED COMPENSATION
AND
SUPPLEMENTAL RETIREMENT PLAN

WALTER INDUSTRIES
EXECUTIVE DEFERRED COMPENSATION
AND
SUPPLEMENTAL RETIREMENT PLAN

PURPOSE

Walter Industries, Inc. (the “Company”) previously established the Walter Industries Executive Deferred Compensation Plan (the “Plan”) and the Walter Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) for a select group of key management and highly compensated personnel to ensure that the Company’s and its Related Employer’s compensation program will attract, retain and motivate qualified personnel.  The Plan is hereby amended and restated effective as of January 1, 2005 to provide for the merger of the Supplemental Plan into the Plan and to rename the Plan the “Walter Industries Executive Deferred Compensation and Supplemental Retirement Plan”.  The purpose of this Plan is to provide certain key management and highly compensated employees who contribute or who are expected to contribute substantially to the success of the Company and its Related Employers with the opportunity to defer the receipt of compensation and to permit certain employees of the Company and its Related Employers who participate in the Walter Industries, Inc. Retirement Savings Plan to receive contributions equal to amounts in excess of the limitations on contributions imposed by Section 415 and 401(a)(17) of the Code, on defined contribution plans.  The Plan is intended to be an unfunded plan.

ARTICLE I

Definitions

(a)                                  “Account” or “Accounts” shall mean a Participant’s Deferred Compensation Account, and/or Supplemental Retirement Account as described in Article V.  These Accounts are bookkeeping accounts that represent a Participant’s hypothetical interest with respect to the amounts credited to such Accounts in accordance with Article V.

(b)                                 “Board” or “Board of Directors” shall mean the board of directors of the Company.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)                                 “Company” shall mean Walter Industries, Inc. and its successors.

(e)                                  “Compensation” shall mean the same as “Compensation” under the Qualified Plan.

(f)                                    “Deferred Compensation Account” shall mean the Account established pursuant to Article V, Section (a)(1), to hold Participant deferrals under the Plan.

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(g)                                 “Effective Date” shall mean, for purposes of this amendment and restatement, January 1, 2005.  The Plan was originally effective January 1, 2002.  The Walter Industries, Inc. Supplemental Profit Sharing Plan was originally effective June 16, 1983.

(h)                                 “Key Employee” shall mean an employee as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof.

(i)                                     “Participant” shall mean any employee of the Company or a Related Employer who is covered by this Plan as provided in Article III.

(j)                                     “Plan” shall mean the Walter Industries Executive Deferred Compensation and Supplemental Retirement Plan hereby amended and restated and as it may be further amended from time to time.

(k)                                  “Plan Administrator” shall mean the Retirement Plans Administrative Committee that has been appointed from time to time by the Board of Directors of the Company to serve as the Plan Administrator for the Plan.

(l)                                     “Plan Year” shall mean the 12-month period ending on December 31.

(m)                               “Qualified Plan” shall mean the Walter Industries, Inc. Retirement Savings Plan, as amended, and each predecessor, successor or replacement profit sharing arrangement.

(n)                                 “Qualified Plan Contribution” shall mean the total of all profit sharing contributions and/or matching contributions made by the Company or a Related Employer for the benefit of a Participant as well as any forfeitures allocated to a Participant’s Account under and in accordance with the terms of the Qualified Plan in any Plan Year.

(o)                                 “Related Employer” shall mean any affiliate of the Company who adopts the Plan with the consent of the Company.

(p)                                 “Supplemental Retirement Account” shall mean the Account established pursuant to Article V, Section (a)(2) to hold Supplemental Retirement Contributions.

(q)                                 “Supplemental Retirement Contribution” shall mean the contribution made by the Company or a Related Employer for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

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ARTICLE II

Administration

(a)                                  Plan Administrator.  The Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan.  Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

(1)                                  To determine all questions relating to the eligibility of employees to participate or continue to participate;

(2)                                  To maintain all records and books of account necessary for the administration of the Plan;

(3)                                  To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

(4)                                  To compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

(5)                                  To process claims for benefits under the Plan by Participants or beneficiaries;

(6)                                  To engage consultants and professionals to assist the Plan Administrator in carrying out its duties under this Plan; and

(7)                                  To develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan.

(b)                                 Plan Administrator’s Authority.  The Plan Administrator may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan Administrator shall have the full authority and discretion to act, and the Plan Administrator’s actions shall be final and conclusive on all parties.

(c)                                  Claims and Appeal Procedure for Denial of Benefits.

(1)                                  A Participant or a beneficiary (“Claimant”) may file with the Plan Administrator a written claim for benefits if the Participant or beneficiary determines the distribution procedures of the Plan have not provided him his proper interest in the Plan.  The Plan Administrator must render a decision on the claim within a reasonable period of time of the Claimant’s written claim for benefits.  The Plan Administrator must provide adequate notice in writing to the Claimant whose claim for benefits under the Plan the Plan Administrator has denied.  The Plan Administrator’s notice to the Claimant must set forth:

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(A)                              The specific reason for the denial;

(B)                                Specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

(C)                                A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

(D)                               That any appeal the Claimant wishes to make of the adverse determination must be made in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator’s notice of denial of benefits.  The Plan Administrator’s notice must further advise the Claimant that his failure to appeal the action to the Plan Administrator in writing will render the Plan Administrator’s determination final, binding and conclusive.  The Plan Administrator’s notice of denial of benefits must identify the name and address of the Plan Administrator to whom the Claimant may forward his appeal.

(2)                                  If the Claimant should appeal to the Plan Administrator, he, or his duly authorized representative, must submit, in writing, whatever issues and comments he, or his duly authorized representative, believes are pertinent.  The Claimant, or his duly authorized representative, may review pertinent Plan documents.  The Plan Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances.  The Plan Administrator must advise the Claimant of its decision within a reasonable period of time of the Claimant’s written request for review.

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ARTICLE III

Eligibility and Participation

(a)                                  Eligibility.  The Plan Administrator, in its sole discretion, shall determine those employees of the Company or a Related Employer eligible to participate in the Plan.  Accordingly, an employee of the Company or a Related Employer who, in the opinion of the Plan Administrator based upon its then current guidelines, has contributed or is expected to contribute significantly to the growth and successful operations of the Company or a Related Employer and who meets any additional criteria for eligibility that the Plan Administrator, in its sole discretion, may adopt from time to time, will be eligible to become a Participant with respect to deferrals in accordance with Article IV, Section (a).  Only those employees of the Company or Related Employer determined to be eligible for the Plan by the Plan Administrator who participate in the Qualified Plan and who are restricted by the limitations on contributions imposed by Code Sections 415 and 401(a)(17) shall be eligible to participate in the Plan for purposes of receiving Supplemental Retirement Contributions, if any.

(b)                                 Participation.  An eligible employee shall become a Participant upon being notified by the Company.

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ARTICLE IV

Deferral Elections and Supplemental Retirement Contributions

(a)                                  Deferral Procedures.

(1)                                  Any Participant may elect to defer for any calendar year all or any portion of his base salary and/or cash bonus payable during such calendar year as may be permitted by the Plan Administrator in its discretion; provided, however, that the minimum annual deferral amount from a Participant’s base salary shall be $2,000.

(2)                                  Any deferral election under this paragraph (a) shall be in writing, signed by the Participant, and delivered to the Plan Administrator prior to January 1 of the calendar year in which the compensation to be deferred is otherwise payable to the Participant; provided, however, that within the 30-day period following a Participant’s eligibility to participate in the Plan, he shall be permitted to defer compensation payable subsequent to his deferral election.

(3)                                  A Participant’s deferral election shall remain in effect until modified or revoked.  Except as provided in subparagraph (4) below, any modification or revocation will not be effective until the January 1 next following the date the modification or revocation is received by the Plan Administrator.

(4)                                  (A)                              If a Participant suffers an unforeseeable emergency (as defined in paragraph (e) of Article VI), determined in the discretion of the Plan Administrator, the Participant will be permitted to revoke his deferral election for the remainder of the calendar year in which it is determined by the Plan Administrator that the unforeseeable emergency has occurred.

(B)                                A Participant who revokes his deferral election pursuant to this subparagraph (4) shall be eligible to make a new deferral election pursuant to the provisions of paragraph (a)(2) above effective as of the January 1 that next follows the effective date of the revocation of his deferral election under paragraph (a)(4)(A) above.

(b)                                 Election Forms.  Any election by a Participant under this Article IV shall be made on a form or forms prescribed by the Plan Administrator (the terms of which are incorporated herein by reference), and shall specify the amount of compensation to be deferred.

(c)                                  Revocation or Change.  Any permitted revocation of or change in any deferral election under this Article IV shall be in writing and shall be on such form as may be approved by the Plan Administrator.

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(d)                                 Supplemental Retirement Contributions.

(1)                                  For any Plan Year, the Company or a Related Employer may, in its discretion, credit a Participant with a Supplemental Retirement Contribution in an amount equal to the difference between (1) and (2) below:

(A)                              The Qualified Plan Contribution which would have been contributed to the Qualified Plan on behalf of the Participant for the Plan Year without giving effect to any reduction in the Qualified Plan Contribution required by the limitations imposed by Code Sections 415 or 401(a)(17) on the Qualified Plan;

LESS

(B)                                The amount of the Qualified Plan Contribution actually contributed to the Qualified Plan on behalf of the Participant for the Plan Year.

(2)                                  Supplemental Retirement Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Supplemental Retirement Contribution Account maintained under the Plan in the name of such Participant within thirty (30) days after the profit sharing contribution under the Qualified Plan is allocated to the Participant’s accounts in the Qualified Plan.

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ARTICLE V

Participant Accounts and Investment of Deferred Amounts

(a)                                  In General.

(1)                                  Any compensation deferred pursuant to Section (a) of Article IV of this Plan shall be recorded by the Plan Administrator in a Deferred Compensation Account maintained in the name of the Participant.  The Deferred Compensation Account shall be credited with all amounts that have been deferred by the Participant during the Plan Year pursuant to Article IV, Section (a), and such Account shall be charged from time to time with amounts that are distributed to the Participant from such Account.

(2)                                  Any Supplemental Retirement Contributions credited pursuant to this Plan shall be recorded by the Plan Administrator in a Supplemental Retirement Account maintained in the name of the Participant.  The Supplemental Retirement Account shall be credited with all Supplemental Retirement Contributions that have been credited to the Participant during the Plan Year pursuant to Article IV, and such Account shall be charged from time to time with all amounts that are distributed to the Participant from such Account.

(3)                                  All amounts that are credited to a Participant’s Accounts shall be credited solely for purposes of accounting and computation.  A Participant shall not have any interest in or right to such Accounts at any time.

(b)                                 Subject to Claims.  The Plan constitutes an unsecured promise by the Company or Related Employer to pay benefits in the future.  Participants shall have the status of general unsecured creditors of the Company or Related Employer.  The Plan is unfunded for Federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.  All amounts credited to a Participant’s Accounts will remain the general assets of the Company or Related Employer and shall remain subject to the claims of the Company’s or Related Employer’s creditors until such amounts are distributed to the Participants.

(c)                                  Crediting of Interest.

(1)                                  The Plan Administrator shall allow a Participant to make a hypothetical allocation of the amounts credited to his Accounts among investment options/indices that the Plan Administrator shall make available from time to time.  The Plan Administrator shall establish procedures regarding Participant investment allocations as are necessary, which procedures shall be communicated to the Participants.

(2)                                  A Participant’s Accounts shall be credited at least monthly with interest equal to the aggregate/weighted average return on the investment options/indices selected by the Participant, less expenses.

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(d)                                 Valuation; Annual Statement.  The value of a Participant’s Accounts shall be determined by the Plan Administrator and the Plan Administrator may establish such accounting procedures as are necessary to account for the Participant’s interest in the Plan.  Each Participant’s Account shall be valued as of the last day of each Plan Year or more frequently as determined by the Plan Administrator.  The Plan Administrator shall furnish each Participant with an annual statement of his Accounts.

(e)                                  Accounting Procedures.  The Plan Administrator shall establish such accounting procedures as are necessary to implement the provisions of the Plan.

(f)                                    Establishment of Trust.

(1)                                  The Company may establish one or more trusts located in the United States substantially in conformance with the terms of the model trust described in Revenue Procedure 92-64 to assist in meeting its obligations to Participants under this Plan.  Except as provided in paragraph (b) above and the terms of the trust agreement, any such trust or trusts shall be established in such manner as to permit the use of assets transferred to the trust and the earnings thereon to be used by the trustee solely to satisfy the liability of the Company in accordance with the Plan.

(2)                                  The Company, in its sole discretion, and from time to time, may make contributions to the trust.  Unless otherwise paid by the Company, all benefits under the Plan and expenses chargeable to the Plan shall be paid from the trust.

(3)                                  The powers, duties and responsibilities of the trustee shall be as set forth in the trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the trustee.

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ARTICLE VI

Plan Distributions

(a)                                  Timing of Payment.  In the case of a Participant who terminates employment for any reason and is no longer employed by the Company, a Related Employer or any member of the Company’s or Related Employer’s controlled group, payment of the amounts credited to a Participant’s Accounts shall commence, in the form described in paragraph (c) below, as soon as administratively practicable following the date of termination.  Notwithstanding the foregoing, Participants who are Key Employees of the Company or a publicly traded Related Employer cannot commence distribution until six months following termination of employment, or if earlier, upon death.

(b)                                 Vesting of Amounts Credited to Participants.  A Participant shall be fully vested in all of his Accounts at all times.

(c)                                  Form of Benefit Payment.

(1)                                  A Participant shall elect one of the following forms of payment for his benefit (other than the death benefit) upon commencing participation in the Plan:

(A)                              a lump sum, or

(B)                                annual installments over a period of 5, 10 or 15 years.

(2)                                  In the event a Participant elects installment payments, each such payment shall be equal to the balance in the Participant’s Account as of the end of the valuation date immediately preceding the date of payment, divided by the number of payment years remaining (the “Factor”).  For example:

5 Year Installment		10 Year Installment		15 Year Installment
Payment	Factor	Payment	Factor	Payment	Factor

1	5	1	10	1	15
2	4	2	9	2	14
3	3	3	8	3	13
4	2	4	7	4	12
5	1	5	6	5	11
		6	5	6	10
		7	4	7	9
		8	3	8	8
		9	2	9	7
		10	1	10	6
				11	5
				12	4
				13	3
				14	2
				15	1

(3)                                  At least 13 months prior to the distribution of benefits, the Participant may, subject to the approval of the Plan Administrator, modify his election as to the form of benefit payment.

(4)                                  (A)                              (i)                                     Notwithstanding the foregoing, at the time of each election to defer under paragraph (a) of Article IV, a Participant may elect to receive a distribution of such deferred amounts (plus earnings or losses thereon) in a lump sum as of a specified future calendar year date.  The date of distribution elected by the Participant shall be at least five full calendar years following the Participant’s deferral election under this subparagraph.

(ii)                                  Any distribution pursuant to this subparagraph shall be made as of January 1 of the calendar year selected by the Participant for the receipt of his distribution.

(iii)                               A Participant may modify each election made pursuant to this subparagraph (4) to provide for a later calendar year distribution date; provided, however, that only one such modification per election may be made.  Such modification must be made at least 13 months prior to the original specified calendar year date of distribution and such modified date must be at least five full calendar years following the Participant’s original payment date.

(B)                                If the Participant terminates employment with the Company prior to the distribution date or dates elected in accordance with subparagraph (4)(A) above, then any such election or elections under subparagraph (4)(A) shall be null and void and the Participant’s benefit shall be distributed in accordance with the otherwise applicable provisions of the Plan.

(5)                                  Notwithstanding subparagraph (2) above, if the value of the Participant’s Account is less than $5,000 as of the valuation date coincident with or immediately preceding the date the distribution of such Account is to commence, the amount credited to the Participant’s Account shall be paid in the form of a lump sum.

(d)                                 Payment to Beneficiary.

(1)                                  If the Participant dies before he has commenced receiving benefits under the Plan, the death benefit shall be paid to his beneficiary or beneficiaries designated to receive such benefits in a lump sum.

(2)                                  If a Participant dies after benefits have commenced, but before he has received all of his benefits under the Plan, all unpaid amounts shall be paid to his beneficiary or beneficiaries in a lump sum.

(3)                                  A designation of beneficiaries shall be made on a form prescribed by and filed with the Plan Administrator, and may be changed at any time by filing a new form with the Plan Administrator.  If the Participant has designated no beneficiary, or if no beneficiary that he has designated survives him, then such unpaid amounts shall be paid to his estate.  In the event of any dispute as to the entitlement of any beneficiary, the Plan Administrator’s determination shall be final, and the Plan Administrator may withhold any payment until such dispute has been resolved.

(e)                                  Accelerated Distribution for Unforeseeable Emergency.

(1)                                  If a Participant suffers an unforeseeable emergency, the Plan Administrator may, in its discretion, accelerate the distribution of all or a portion of the amounts credited to his Accounts.  Any such accelerated distribution shall be made in a lump sum as soon as administratively practicable following a determination that the Participant has incurred an unforeseeable emergency.  The amount of any such distribution shall be limited to the amount necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution.

(2)                                  For this purpose, the term “unforeseeable emergency” shall mean a severe financial hardship to the Participant resulting from the Participant’s illness or accident or that of the Participant’s spouse and dependents as defined in Code Section 152(a), an extraordinary and unforeseeable loss of the Participant’s property due to casualty as a result of events beyond the Participant’s control, or other similar extraordinary and unforeseeable events beyond the control of the Participant, which events cannot reasonably be relieved by reimbursement (by insurance or otherwise), liquidation of the Participant’s assets (to the extent the liquidation would not in itself cause a financial hardship) or cessation of deferrals under the Plan.

(f)                                    Change of Control.

(1)                                  If at any time there is a Change of Control (as described below), the trustee shall promptly pay to a Participant the balance of his Account in a lump sum.

(2)                                  For purposes of this Plan, a “Change of Control” shall be deemed to have occurred when: (i) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer by a person or entity which is not a wholly-owned subsidiary of the Company or an affiliate of the Company; (ii) the Company (or an affiliate thereof) executes an agreement the consummation of which will result in a merger, reorganization or consolidation in which the Company is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the then existing stockholders of the Company; (iii) the Company (or an affiliate thereof) adopts a plan of liquidation or dissolution; or (iv) the Company (or an affiliate thereof) executes an agreement the consummation of which will result in a sale of substantially all of the Company’s assets.  Notwithstanding the foregoing, if a different definition of “Change of Control” is required by the regulations interpreting the American Jobs Creation Act, that definition shall apply in lieu of the above definition.

ARTICLE VII

Amendment and Termination

(a)                                  In General.

(1)                                  The Plan may be amended at any time, or from time to time, by the Company, and the Plan may be terminated at any time by the Company.

(2)                                  Any such amendment or termination shall be ratified and approved by the Company’s Board of Directors.

(b)                                 Effect of Amendment or Termination.  No amendment or termination of the Plan shall affect the rights of any Participant with respect to any amounts credited to the Accounts of a Participant prior to such amendment or termination.  No distribution will be made upon Plan termination unless permitted by law.  If permitted by law, the Participants (or their beneficiaries) shall be paid the balance of their Account in a lump sum upon Plan termination.

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ARTICLE VIII

Miscellaneous

(a)                                  Payments to Minors and Incompetents.  If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefore, and that another person or an institution is then maintaining or has custody of such person, and that no guardian committee, or other representative of the estate of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

(b)                                 Plan Not a Contract of Employment.  The Plan shall not be deemed to constitute a contract between the Company or a Related Employer and any Participant, nor to be consideration for the employment of any Participant.  Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company or a Related Employer; all Participants shall remain subject to discharge or discipline as employees to the same extent as if the Plan had not been adopted.

(c)                                  No Interest in Assets.  Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company or a Related Employer.  No Participant in the Plan shall have a security interest in assets of the Company or a Related Employer used to make contributions or pay benefits.

(d)                                 Recordkeeping.  Appropriate records shall be maintained for the Plan, subject to the supervision and control of the Plan Administrator.

(e)                                  Non-Alienation of Benefits.  No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.  No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person.  If any person entitled to benefits under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt shall be made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator.  The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

(f)                                    State Law.  This Plan shall be construed in accordance with the laws of Florida.

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(g)                                 Corporate Successors.  The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or a Related Employer or by the merger or consolidated of the Company or a Related Employer into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.  In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VII.

(h)                                 Liability Limited.  In administering the Plan, neither the Plan Administrator nor any officer, director or employee thereof, shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan; provided, that the foregoing shall not relieve any person of liability for gross negligence, fraud or bad faith.  The Plan Administrator, its officers, directors and employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Plan Administrator in good faith.

(i)                                     Protective Provisions.  Each Participant shall cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Plan Administrator may deem necessary and taking such other relevant action as may be requested by the Plan Administrator.  If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his beneficiary, provided that, in the Plan Administrator’s sole discretion, benefits may be payable in an amount reduced to compensate the Company or a Related Employer for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of such action, misstatement or nondisclosure.

(j)                                     General Conditions.  Any Qualified Plan Contribution shall be made solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

(k)                                  Plan Benefits Not Compensation.  The benefit payable to an Employee under this Plan shall not be deemed salary or other compensation for the purpose of computing any benefit to which an Employee may be entitled under the Company’s Qualified Plan, group insurance plan or any other benefit program maintained by the Company.

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